Exhibit 3.1
CERTIFICATE OF LIMITED PARTNERSHIP
of
REGENCY ENERGY PARTNERS LP
     This Certificate of Limited Partnership, dated September 8, 2005, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.
     1. Name. The name of the limited partnership is “Regency Energy Partners LP”.
     2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801.
     The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:
The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801.
     3. General Partner. The name and the business, residence or mailing address of the general partner are:
Regency GP LP
1700 Pacific, Suite 2900
Dallas, Texas 75201
     EXECUTED as of the date written first above.
REGENCY ENERGY PARTNERS LP
By: Regency GP LP, its general partner

By: Regency GP LLC, its general partner

By:	/s/ William E. Joor, III
William E. Joor, III
Executive Vice President, Chief Legal and Administrative Officer and Secretary